UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35143	27-4151603

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2017, Jeff A. Stevens, the former President and Chief Executive Officer of Western Refining, Inc., was appointed to serve as a member of the Board of Directors (the “Board”) of Tesoro Logistics GP, LLC, our general partner, and concurrently the size of the Board was increased to seven directors. Mr. Stevens will receive compensation for his service on the Board consistent with that provided to our other non-employee directors, as previously disclosed in our annual proxy statement.

Mr. Stevens is concurrently being appointed as a director to the board of directors of Tesoro Corporation, the indirect owner of our general partner.

Item 8.01 Other Events.

On June 1, 2017, we issued (i) a press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, announcing that we will change our name to “Andeavor Logistics LP”; and (ii) a press release, filed as Exhibit 99.2 to this Current Report on Form 8-K, announcing that a new director has been appointed to the Board.

Each such press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed as part of this Report.

99.1	Press release dated June 1, 2017, announcing that Tesoro Logistics LP will change its name to “Andeavor Logistics LP”.
99.2	Press release dated June 1, 2017, announcing that a new director has been appointed to the Board of Directors of Tesoro Logistics GP, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC Its general partner

By:	/s/ BLANE W. PEERY
Blane W. Peery Vice President and Controller

Index to Exhibit

Exhibit Number	Description of Exhibit
99.1	Press release dated June 1, 2017, announcing that Tesoro Logistics LP will change its name to “Andeavor Logistics LP”.
99.2	Press release dated June 1, 2017, announcing that a new director has been appointed to the Board of Directors of Tesoro Logistics GP, LLC.